UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 19, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement and RSU Award Agreement with Mr. Brian Bonner

As previously announced, effective as of August 15, 2019, Daseke, Inc. (the “Company”) appointed Brian Bonner as the Executive Chairman of the Board of Directors of the Company (the “Board”), and, in connection with his appointment as Executive Chairman of the Board, on September 6, 2019 the Compensation Committee of the Board (the “Compensation Committee”) approved an annualized base salary of $600,000 for Mr. Bonner and a restricted stock unit award to Mr. Bonner with respect to 500,000 shares of the Company’s common stock (the “Bonner RSU Award”), which will vest in two equal installments on each of the first and second anniversaries of the date of grant, subject to Mr. Bonner’s continuous service to the Company as an employee or as a member of the Board through each such vesting date.

On September 19, 2019, the Company and Mr. Bonner entered into an employment agreement, effective as of August 15, 2019 (the “Bonner Employment Agreement”), and a restricted stock unit award agreement, effective as of September 6, 2019 (the “Bonner RSU Agreement”), memorializing the restricted stock unit award approved by the Compensation Committee on September 6, 2019.

The Bonner Employment Agreement provides, in summary, that (1) Mr. Bonner will serve as a member of the Company’s management on an interim basis for a period of no longer than one year (the “Initial Term”) and potentially continuing thereafter on an at-will basis, unless otherwise determined by the Board; and (2) during his period of service, Mr. Bonner will be entitled to an annualized base salary of $600,000. In addition, the Bonner Employment Agreement provides that Mr. Bonner received the Bonner RSU Award in consideration for Mr. Bonner’s service as Executive Chairman.  In the event Mr. Bonner’s employment is terminated during the Initial Term by the Company without Cause (as defined in the Bonner Employment Agreement) or if Mr. Bonner resigns during the Initial Term for Good Reason (as defined in the Bonner Employment Agreement), Mr. Bonner will be entitled to an amount equal to $600,000 less the aggregate base salary paid during the Initial Term through the date of termination.  Mr. Bonner will be entitled to the Company’s customary employee benefits during his interim service and is bound by restrictive covenants regarding confidentiality, non-competition and non-solicitation, and the Company’s ownership of intellectual property.

The Bonner RSU Agreement provides, in summary, that the Bonner RSU Award will vest in two equal installments on each of the first and second anniversaries of the date of grant, subject to Mr. Bonner’s continuous service to the Company as an employee or as a member of the Board.  The unvested portion of the Bonner RSU Award will accelerate in full upon (1) a Change in Control (as defined in the Company’s 2017 Omnibus Incentive Plan, as amended from time to time); (2) Mr. Bonner’s resignation from employment under the Bonner Employment Agreement for Good Reason (as defined in the Bonner Employment Agreement) during the Initial Term; or (3) both the termination by the Company of Mr. Bonner’s employment without Cause (as defined in the Bonner Employment Agreement) and his cessation of service as a member of the Board in the event the Company fails to nominate him for election by its stockholders.  In addition, a pro rata portion of the Bonner RSU Award will accelerate upon the cessation of Mr. Bonner’s service due to his death or disability.

The foregoing descriptions of the material terms of the Bonner Employment Agreement and Bonner RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonner Employment Agreement and Bonner RSU Agreement, which the Company currently plans to file as exhibits to its next periodic report.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 19, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting:

1)

Stockholders elected Messrs. Don R. Daseke and Daniel J. Hennessy as the two nominees recommended by the Board to serve as Class I directors of the Company to serve until the 2022 annual meeting of stockholders;

2)	stockholders ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

3)	stockholders approved, on an advisory basis, the Company’s executive compensation of its Named Executive Officers; and

4)	stockholders approved, on an advisory basis, a frequency of every year for the Company to hold future advisory votes to approve the Company’s executive compensation of its Named Executive Officers.

Set forth below, with respect to each such matter, are the number of votes cast for or withhold or against, the number of abstentions and the number of broker non-votes.

•                  Proposal One — Election of two directors to serve as Class I directors until the Company’s 2022 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Don R. Daseke	30,564,974	8,597,081	9,403,573
Daniel J. Hennessy	33,253,199	5,908,856	9,403,573

As a reminder and as previously announced, Mark Sinclair resigned from the Board effective September 5, 2019 and withdrew as a director nominee for the Annual Meeting, therefore, votes for Mr. Sinclair were disregarded.

•                  Proposal Two — Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
48,081,576	343,822	140,230

•                  Proposal Three — The approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers as described in “Compensation Discussion and Analysis” and related executive compensation tables.

For	Against	Abstain	Broker Non-Votes
37,481,388	1,130,591	550,076	9,403,573

•                  Proposal Four — The approval, on an advisory basis, of the frequency for holding future advisory votes to approve the compensation of the Company’s Named Executive Officers (every 1, 2 or 3 years).

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
38,302,788	48,719	790,354	20,194	9,403,573

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

Based on the vote of our stockholders at the Annual Meeting held on September 19, 2019, the Board has determined that the Company will provide for an annual advisory stockholder vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

September 24, 2019	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Interim Chief Executive Officer and Chief Operating Officer